Exhibit 99.1

CommScope Reports Third Quarter 2020 Results

Strong execution delivered better than expected bottom line performance

Broadband Networks segment grew approximately 20% sequentially and year over year

Generated better than expected cash flow; year-to-date cash flow from operations over $338 million and non-GAAP adjusted free cash flow over $350 million

Third Quarter Highlights

•	Net sales of $2.168 billion; 3% improvement from Q2
•	GAAP net loss of $116.3 million
•	Non-GAAP adjusted EBITDA of $341.9 million; 22% improvement from Q2
•	Cash flow from operations of $172.2 million and non-GAAP adjusted free cash flow of $176.0 million
•	Resumed debt repayment with $100 million redemption of 6.00% senior notes due 2025 (“the 2025 Notes”) and an additional $100 million redemption of the 2025 Notes during October 2020

HICKORY, NC, November 5, 2020 — CommScope Holding Company, Inc. (NASDAQ: COMM), a global leader in connectivity solutions for communications networks, reported results for the quarter ended September 30, 2020.

Summary of Consolidated Results
	Q3	Q2	Q3	% Change	% Change
	2020	2020	2019	Sequential	YOY
	(unaudited - in millions, except per share amounts)
Net sales	$2,168.1	$2,102.8	$2,380.2	3.1%	(8.9%)
GAAP net loss	(116.3)	(321.1)	(156.5)	NM	NM
GAAP net loss per basic share	(0.66)	(1.71)	(0.88)	NM	NM
Non-GAAP adjusted EBITDA (excluding special items) (1)	341.9	279.8	369.8	22.2%	(7.5%)
Non-GAAP adjusted net income (excluding special items) per diluted share (1)	0.51	0.32	0.55	59.4%	(7.3%)

NM - Not meaningful
(1) See Description of Non-GAAP Financial Measures and Reconciliation of GAAP Measures to Non-GAAP Adjusted Measures below

“Since joining CommScope in October, I have been impressed by the team’s relentless focus on executing against our strategic objectives and delivering for our customers around the world,” said Chuck Treadway, president and chief executive officer. “Communication networks are essential to our economies, education system and for keeping us connected on a personal level. I couldn’t be happier to be a part of a company providing such critical network connectivity.

“As we look ahead, the Board and management team are focused on growing our business and creating long-term, profitable growth through a combination of investment opportunities and cost-cutting measures. While there remains much to do, we are confident in our ability to deliver enhanced profitability and unlock even greater value for CommScope and our shareholders. I am excited for CommScope to continue to play a critical role in advancing the 5G and 10G revolutions and shaping our global networks, today and in the future.”

Alex Pease, executive vice president and chief financial officer, said, “While we continue to expect that the current macroeconomic uncertainty will persist in the near-term, we are focused on balancing actions to improve our financial performance and flexibility. We will continue to aggressively manage expenses and reduce costs where possible. At the same time, we will make strategic investments, such as adding fiber cabling and connectivity capacity, that position the company to unlock growth opportunities for the business.”

Third Quarter Results and Comparison

Reconciliations of the reported GAAP results to non-GAAP adjusted segment results are included below.

Net sales in the third quarter of 2020 decreased 8.9% year over year to $2.17 billion. Net sales declined primarily due to year over year decreases in the Home Networks and Outdoor Wireless Networks segments.

CommScope generated a net loss of $(116.3) million, or $(0.66) per basic share, in the third quarter, compared to the prior year period's net loss of $(156.5) million, or $(0.88) per basic share. Non-GAAP adjusted net income for the third quarter of 2020 was $123.1 million, or $0.51 per diluted share, versus $126.9 million, or $0.55 per diluted share, in the third quarter of 2019.

Non-GAAP adjusted EBITDA decreased 7.5% to $341.9 million compared to the same period last year. Non-GAAP adjusted EBITDA improved to 15.8% of net sales compared to 15.5% of net sales in the third quarter of 2019. The Company estimates that third-quarter 2020 non-GAAP adjusted EBITDA was negatively impacted by approximately $10 million related to COVID-19 incremental costs.

Third Quarter Sales by Region

Sales by Region

				% Change	% Change
	Q3 2020	Q2 2020	Q3 2019	Sequential	YOY
United States	$1,318.2	$1,353.6	$1,432.7	(2.6)%	(8.0)%
Europe, Middle East and Africa	407.3	359.0	423.1	13.5	(3.7)
Asia Pacific	219.1	201.9	251.3	8.5	(12.8)
Caribbean and Latin America	149.9	124.0	187.6	20.9	(20.1)
Canada	73.6	64.3	85.5	14.5	(13.9)
Total net sales	$2,168.1	$2,102.8	$2,380.2	3.1%	(8.9)%

Third Quarter Segment Results

Sales by Segment (1)

				% Change	% Change
	Q3 2020	Q2 2020	Q3 2019	Sequential	YOY
Broadband	$820.9	$671.9	$694.8	22.2%	18.1%
Home	563.6	624.0	826.4	(9.7)	(31.8)
Outdoor Wireless	271.8	328.4	334.4	(17.2)	(18.7)
Venue and Campus	511.8	478.5	524.6	7.0	(2.4)
Total net sales	$2,168.1	$2,102.8	$2,380.2	3.1%	(8.9)%

Segment Operating Income (Loss) (1)

				% Change	% Change
	Q3 2020	Q2 2020	Q3 2019	Sequential	YOY
Broadband	$76.7	$8.9	$(13.0)	761.8%	NM
Home	(3.7)	(222.9)	3.8	NM	(197.4)%
Outdoor Wireless	26.0	51.4	(2.2)	(49.4)%	NM
Venue and Campus	(43.2)	(32.2)	(39.4)	NM	NM
Total segment operating loss	$55.8	$(194.8)	$(50.8)	NM	NM

NM – Not meaningful

Segment Adjusted EBITDA (See Description of Non-GAAP Financial Measures) (1)

				% Change	% Change
	Q3 2020	Q2 2020	Q3 2019	Sequential	YOY
Broadband	$204.2	$130.2	$153.5	56.8%	33.0%
Home	28.5	35.4	59.7	(19.5)	(52.3)
Outdoor Wireless	53.6	76.0	75.3	(29.5)	(28.8)
Venue and Campus	55.6	38.2	81.3	45.5	(31.6)
Total segment adjusted EBITDA	$341.9	$279.8	$369.8	22.2%	(7.5)%

(1) Starting January 1, 2020, the Company began reporting in the following four operating segments: Broadband Networks, Home Networks, Outdoor Wireless Networks and Venue and Campus Networks. All prior period amounts have been restated to reflect these operating segment changes.

Broadband Networks

•	Net sales of $820.9 million, increased 18.1% from prior year driven by growth in Network Cable & Connectivity and Network & Cloud.

Home Networks

•	Net sales of $563.6 million, down 31.8% from prior year driven by declines in Home Media Solutions, while Broadband Connectivity Devices remained relatively flat.

Outdoor Wireless Networks

•	Net sales of $271.8 million, down 18.7% from prior year driven by declines in both Macro Tower Solutions and Metro Cell Solutions.

Venue and Campus Networks

•

Net sales of $511.8 million, down 2.4% from prior year primarily driven by declines in Indoor Copper Enterprise. Results were partially offset by growth in Distributed Coverage and Capacity Solutions and RUCKUS Networks business.

Cash Flow and Balance Sheet

•	GAAP cash flow from operations of $172.2 million.
•

Non-GAAP adjusted free cash flow was $176.0 million after adjusting operating cash flow for $25.8 million of additions to property, plant and equipment, $24.8 million of cash paid for restructuring costs and $4.8 million of cash paid for transaction and integration costs.

•	Ended the quarter with $582.8 million in cash and cash equivalents.
•

As of September 30, 2020, the Company had no outstanding borrowings under its asset-based revolving credit facility and had availability of $733.6 million, after giving effect to borrowing base limitations and outstanding letters of credit. The Company has total liquidity of approximately $1.32 billion.

•	Redeemed $100 million aggregate principal amount of the 2025 Notes during the third quarter with an additional $100 million aggregate principal of the 2025 Notes redeemed during October 2020.

Conference Call, Webcast and Investor Presentation

As previously announced, CommScope will host a conference call today at 8:30 a.m. ET in which management will discuss third quarter 2020 results. The conference call will also be webcast.

The live, listen-only audio of the call will be available through a link on the Events and Presentations page of CommScope’s Investor Relations website.

A webcast replay will be archived on CommScope’s website for a limited period of time following the conference call.

During the conference call, the Company may discuss and answer questions concerning business and financial developments and trends that have occurred after quarter-end. The Company’s responses to questions, as well as other matters discussed during the conference call, may contain or constitute information that has not been disclosed previously.

About CommScope:
CommScope (NASDAQ: COMM) is pushing the boundaries of technology to create the world’s most advanced wired and wireless networks. Our global team of employees, innovators and technologists empower customers to anticipate what’s next and invent what’s possible. Discover more at www.commscope.com.

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Investor Contact:
Kevin Powers, CommScope
+1 828-323-4970
Kevin.powers@commscope.com

News Media Contact:
Kris Kozamchak, CommScope
+1 972-792-3311
publicrelations@commscope.com

Non-GAAP Financial Measures

CommScope management believes that presenting certain non-GAAP financial measures enhances an investor’s understanding of our financial performance. CommScope management further believes that these financial measures are useful in assessing CommScope’s operating performance from period to period by excluding certain items that we believe are not representative of our core business. CommScope management also uses certain of these financial measures for business planning purposes and in measuring CommScope’s performance relative to that of its competitors. CommScope management believes these financial measures are commonly used by investors to evaluate CommScope’s performance and that of its competitors. However, CommScope’s use of the terms non-GAAP adjusted EBITDA, adjusted EBITDA and segment adjusted EBITDA as a percentage of sales, non-GAAP adjusted net income, non-GAAP adjusted diluted earnings per share, non-GAAP adjusted gross profit, non-GAAP adjusted operating expense and non-GAAP adjusted free cash flow may vary from that of others in its industry. These financial measures should not be considered as alternatives to operating income (loss), net income (loss), cash flow from operations or any other performance measures derived in accordance with U.S. GAAP as measures of operating performance, operating cash flows or liquidity.

Forward Looking Statements

This press release or any other oral or written statements made by us or on our behalf may include forward-looking statements that reflect our current views with respect to future events and financial performance. These statements may discuss goals, intentions or expectations as to future plans, trends, events, results of operations or financial condition or otherwise, in each case, based on current beliefs of management, as well as assumptions made by, and information currently available to, such management. These forward-looking statements are generally identified by their use of such terms and phrases as “intend,” “goal,” “estimate,” “expect,” “project,” “projections,” “plans,” “potential,” “anticipate,” “should,” “could,” “designed to,” “foreseeable future,” “believe,” “think,” “scheduled,” “outlook,” “target,” “guidance” and similar expressions, although not all forward-looking statements contain such terms. This list of indicative terms and phrases is not intended to be all-inclusive.

These forward-looking statements are subject to various risks and uncertainties, many of which are outside our control, including, without limitation, risks related to the ARRIS acquisition (including risks associated with the integration of the business and systems and that we may not realize estimated cost savings, synergies, growth or other anticipated benefits); our dependence on customers’ capital spending on data and communication systems; concentration of sales among a limited number of customers and channel partners; changes in technology; the scope, duration and impact of disease outbreaks and pandemics, such as COVID-19, on our business including employees, sites, operations, customers and supply chain; industry competition and the ability to retain customers through product innovation, introduction, and marketing; risks associated with our sales through channel partners; changes to the regulatory environment in which our customers operate; product quality or performance issues and associated warranty claims; our ability to maintain effective management information technology systems and to successfully implement major systems initiatives; cyber-security incidents, including data security breaches, ransomware or computer viruses; the risk our global manufacturing operations suffer production or shipping delays, causing difficulty in meeting customer demands; the risk that internal production capacity or that of contract manufacturers may be insufficient to meet customer demand or quality standards; the use of open standards; the long-term impact of climate change; changes in cost and availability of key raw materials, components and commodities and the potential effect on customer pricing; risks associated with our dependence on a limited number of key suppliers for certain raw materials and components; the risk that contract manufacturers we rely on encounter production, quality, financial or other difficulties; our ability to integrate and fully realize anticipated benefits from prior or future divestitures, acquisitions or equity investments; potential difficulties in realigning global manufacturing capacity and capabilities among our global manufacturing facilities or those of our contract manufacturers that may affect our ability to meet customer demands for products; possible future restructuring actions; substantial indebtedness and restrictive debt covenants; our ability to incur additional indebtedness; our ability to generate cash to service our indebtedness; possible future impairment charges for fixed or intangible assets, including goodwill; income tax rate variability and ability to recover amounts recorded as deferred tax assets; our ability to attract and retain qualified key employees; labor unrest; obligations under our defined benefit employee benefit plans requiring plan contributions in excess of current estimates; significant international operations exposing us to economic, political and other risks, including the impact of variability in foreign exchange rates; our ability to comply with governmental anti-corruption laws and regulations and export and import controls worldwide; our ability to compete in international markets due to export and import controls to which we may be subject; the impact of Brexit; changes in the laws and policies in the United States affecting trade, including the risk and uncertainty related to tariffs or a potential global trade war that may impact our products; cost of protecting or defending intellectual property; costs and challenges of compliance with domestic and foreign environmental laws; the impact of litigation and similar regulatory proceedings that we are involved in or may become involved in, including the costs of such litigation; risks associated with stockholder activism, which could cause us to incur significant expense, hinder execution of our business strategy and impact the trading value of our securities; and other factors beyond our control. These and other factors are discussed in greater detail in our 2019 Annual Report on Form 10-K and our Quarterly Report on Form 10-Q for the quarter ended March 31, 2020, and may be updated from time to time in our annual reports, quarterly reports, current reports and other filings we make with the Securities and Exchange Commission.

Although the information contained in this press release represents our best judgment as of the date of this release based on information currently available and reasonable assumptions, we can give no assurance that the expectations will be attained or that any deviation will not be material. Given these uncertainties, we caution you not to place undue reliance on these forward-looking statements, which speak only as of the date made. We are not undertaking any duty or obligation to update this information to reflect developments or information obtained after the date of this press release, except as otherwise may be required by law.

END

CommScope Holding Company, Inc.
Condensed Consolidated Statements of Operations
(Unaudited -- In millions, except per share amounts)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2020	2019	2020	2019
Net sales	$2,168.1	$2,380.2	$6,304.1	$6,046.4
Cost of sales	1,432.6	1,770.3	4,271.3	4,378.5
Gross profit	735.5	609.9	2,032.8	1,667.9
Operating expenses:
Selling, general and administrative	296.7	305.8	898.7	972.0
Research and development	184.6	171.5	541.1	399.5
Amortization of purchased intangible assets	158.1	163.9	473.5	387.3
Restructuring costs, net	40.3	19.5	83.6	78.3
Asset impairments	—	—	206.7	—
Total operating expenses	679.7	660.7	2,203.6	1,837.1
Operating income (loss)	55.8	(50.8)	(170.8)	(169.2)
Other income (expense), net	(16.9)	1.5	(30.2)	(3.6)
Interest expense	(147.2)	(160.7)	(437.7)	(423.5)
Interest income	1.3	1.8	4.2	15.9
Loss before income taxes	(107.0)	(208.2)	(634.5)	(580.4)
Income tax (expense) benefit	(9.3)	51.7	37.2	87.6
Net loss	(116.3)	(156.5)	(597.3)	(492.8)
Series A convertible preferred stock dividend	(14.1)	(13.8)	(41.8)	(26.9)
Deemed dividend on Series A convertible preferred stock	—	—	—	(3.0)
Net loss attributable to common stockholders	$(130.4)	$(170.3)	$(639.1)	$(522.7)
Loss per share:
Basic	$(0.66)	$(0.88)	$(3.26)	$(2.70)
Diluted (a)	$(0.66)	$(0.88)	$(3.26)	$(2.70)
Weighted average shares outstanding:
Basic	196.9	194.1	195.9	193.5
Diluted (a)	196.9	194.1	195.9	193.5
(a) Calculation of diluted loss per share:
Net loss (basic and diluted)	$(130.4)	$(170.3)	$(639.1)	$(522.7)

Weighted average shares (basic)	196.9	194.1	195.9	193.5
Dilutive effect of equity-based awards	—	—	—	—
Denominator (diluted)	196.9	194.1	195.9	193.5

See notes to unaudited condensed consolidated financial statements included in our Form 10-Q.

CommScope Holding Company, Inc.
Condensed Consolidated Balance Sheets
(In millions, except share amounts)
	Unaudited
	September 30, 2020	December 31, 2019
Assets
Cash and cash equivalents	$582.8	$598.2
Accounts receivable, less allowance for doubtful accounts of $43.1 and $35.4, respectively	1,497.2	1,698.8
Inventories, net	1,104.5	975.9
Prepaid expenses and other current assets	230.9	238.9
Total current assets	3,415.4	3,511.8
Property, plant and equipment, net of accumulated depreciation of $665.5 and $553.8, respectively	673.3	723.8
Goodwill	5,254.1	5,471.7
Other intangible assets, net	3,795.5	4,263.6
Other noncurrent assets	562.7	460.7
Total assets	$13,701.0	$14,431.6
Liabilities and Stockholders' Equity
Accounts payable	$1,147.3	$1,148.0
Accrued and other liabilities	878.3	862.0
Current portion of long-term debt	32.0	32.0
Total current liabilities	2,057.6	2,042.0
Long-term debt	9,589.3	9,800.4
Deferred income taxes	217.7	215.1
Other noncurrent liabilities	540.5	537.8
Total liabilities	12,405.1	12,595.3
Commitments and contingencies
Series A convertible preferred stock, $0.01 par value	1,041.8	1,000.0
Stockholders' equity:
Preferred stock, $0.01 par value: Authorized shares: 200,000,000;
Issued and outstanding shares: 1,041,819 Series A convertible preferred stock	—	—
Common stock, $0.01 par value: Authorized shares: 1,300,000,000;
Issued and outstanding shares: 196,990,667 and 194,563,530,
respectively	2.1	2.0
Additional paid-in capital	2,494.2	2,445.1
Retained earnings (accumulated deficit)	(1,776.6)	(1,179.3)
Accumulated other comprehensive loss	(220.8)	(197.0)
Treasury stock, at cost: 8,498,082 shares and 7,411,382 shares,
respectively	(244.8)	(234.5)
Total stockholders' equity	254.1	836.3
Total liabilities and stockholders' equity	$13,701.0	$14,431.6

See notes to unaudited condensed consolidated financial statements included in our Form 10-Q.

CommScope Holding Company, Inc.
Condensed Consolidated Statements of Cash Flows
(Unaudited -- In millions)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2020	2019	2020	2019
Operating Activities:
Net loss	$(116.3)	$(156.5)	$(597.3)	$(492.8)
Adjustments to reconcile net loss to net cash generated by operating activities:
Depreciation and amortization	209.9	213.5	618.8	514.5
Equity-based compensation	34.0	28.0	90.0	58.7
Deferred income taxes	(27.2)	(66.9)	(96.6)	(172.4)
Asset impairments	—	—	206.7	—
Changes in assets and liabilities:
Accounts receivable	167.4	469.3	200.9	165.3
Inventories	(56.8)	224.0	(130.3)	356.3
Prepaid expenses and other assets	20.5	39.6	32.2	63.8
Accounts payable and other liabilities	(87.7)	(226.9)	(25.0)	(228.0)
Other	28.4	(2.0)	39.1	(5.0)
Net cash generated by operating activities	172.2	522.1	338.5	260.4
Investing Activities:
Additions to property, plant and equipment	(25.8)	(24.3)	(73.5)	(72.3)
Proceeds from sale of property, plant and equipment	0.1	0.5	0.2	1.2
Proceeds from sale of long-term investments	—	3.8	—	9.3
Cash paid for ARRIS acquisition, net of cash acquired	—	(3.5)	—	(5,053.4)
Cash paid for Cable Exchange acquisition	(3.5)	—	(3.5)	(11.0)
Other	—	—	—	1.1
Net cash used in investing activities	(29.2)	(23.5)	(76.8)	(5,125.1)
Financing Activities:
Long-term debt repaid	(1,058.0)	(200.0)	(1,174.0)	(2,753.3)
Long-term debt proceeds	700.0	—	950.0	6,933.0
Debt issuance costs	(11.6)	(2.7)	(11.6)	(120.8)
Debt extinguishment costs	(14.9)	—	(14.9)	—
Series A convertible preferred stock proceeds	—	—	—	1,000.0
Dividends paid on Series A convertible preferred stock	—	(26.9)	—	(29.9)
Proceeds from the issuance of common shares under equity-based compensation plans	0.1	0.3	1.0	3.0
Tax withholding payments for vested equity-based compensation awards	(4.0)	(2.9)	(10.3)	(12.3)
Net cash generated by (used in) financing activities	(388.4)	(232.2)	(259.8)	5,019.7
Effect of exchange rate changes on cash and cash equivalents	4.8	(5.3)	(17.3)	(4.1)
Change in cash and cash equivalents	(240.6)	261.1	(15.4)	150.9
Cash and cash equivalents at beginning of period	823.4	348.0	598.2	458.2
Cash and cash equivalents at end of period	$582.8	$609.1	$582.8	$609.1

See notes to unaudited condensed consolidated financial statements included in our Form 10-Q.

CommScope Holding Company, Inc.
Reconciliation of GAAP Measures to Non-GAAP Adjusted Measures
(Unaudited -- In millions, except per share amounts)

	Three Months Ended	Three Months Ended		Nine Months Ended
	June 30,	September 30,		September 30,
	2020	2020	2019	2020	2019
Net loss, as reported	$(321.1)	$(116.3)	$(156.5)	$(597.3)	$(492.8)
Income tax (benefit) expense, as reported	(15.1)	9.3	(51.7)	(37.2)	(87.6)
Interest income, as reported	(0.8)	(1.3)	(1.8)	(4.2)	(15.9)
Interest expense, as reported	141.4	147.2	160.7	437.7	423.5
Other (income) expense, net, as reported	0.8	16.9	(1.5)	30.2	3.6
Operating income (loss), as reported	$(194.8)	$55.8	$(50.8)	$(170.8)	$(169.2)
Adjustments:
Amortization of purchased intangible assets	157.6	158.1	163.9	473.5	387.3
Restructuring costs, net	19.6	40.3	19.5	83.6	78.3
Equity-based compensation	32.5	34.0	28.0	90.0	58.7
Asset impairments	206.7	—	—	206.7	—
Transaction and integration costs	7.6	4.8	2.2	17.8	189.8
Acquisition accounting adjustments	5.2	5.1	108.7	15.8	272.9
Patent claims and litigation	7.5	(1.4)	55.0	11.4	55.0
Executive severance	—	6.3	—	6.3	—
Depreciation	37.9	38.9	43.3	118.7	101.0
Total adjustments to operating loss	474.5	286.1	420.6	1,023.8	1,143.0
Non-GAAP adjusted EBITDA	$279.8	$341.9	$369.8	$853.0	$973.8

Net loss, as reported	$(321.1)	$(116.3)	$(156.5)	$(597.3)	$(492.8)
Adjustments:
Total pretax adjustments to adjusted EBITDA	436.7	247.2	377.3	905.1	1,042.0
Pretax amortization of debt issuance costs and OID (1)	6.7	12.8	7.4	26.5	25.5
Pretax acquisition related interest (1)	—	—	—	—	30.2
Pretax loss on debt transactions (2)	—	14.9	—	14.9	—
Tax effects of adjustments and other tax items (3)	(45.3)	(35.5)	(101.3)	(122.1)	(232.2)
Non-GAAP adjusted net income	$76.9	$123.1	$126.9	$227.1	$372.7
GAAP EPS, as reported (4)	$(1.71)	$(0.66)	$(0.88)	$(3.26)	$(2.70)
Non-GAAP adjusted diluted EPS (5)	$0.32	$0.51	$0.55	$0.96	$1.70

(1) Included in interest expense.
(2) Included in other income (expense), net.

(3) The tax rates applied to adjustments reflect the tax expense or benefit based on the tax jurisdiction of the entity generating the adjustment. There are certain items for which we expect little or no tax effect.

(4) For the three months ended June 30, 2020 and the three and nine months ended September 30, 2020 and 2019, GAAP EPS was calculated using net loss attributable to common stockholders in the numerator, which includes the impact of the Series A convertible preferred stock dividend, because of the net loss position.

(5) The Company’s definition of non-GAAP adjusted diluted EPS is non-GAAP adjusted net income, excluding the Series A convertible preferred stock dividend, divided by weighted average shares outstanding assuming the if-converted method, which reflects the conversion of the Series A convertible preferred stock.

Note: Components may not sum to total due to rounding
See Description of Non-GAAP Financial Measures

CommScope Holding Company, Inc.
Sales by Region
(Unaudited -- In millions)

Sales by Region
				% Change	% Change
	Q3 2020	Q2 2020	Q3 2019	Sequential	YOY
United States	$1,318.2	$1,353.6	$1,432.7	(2.6)%	(8.0)%
Europe, Middle East and Africa	407.3	359.0	423.1	13.5	(3.7)
Asia Pacific	219.1	201.9	251.3	8.5	(12.8)
Caribbean and Latin America	149.9	124.0	187.6	20.9	(20.1)
Canada	73.6	64.3	85.5	14.5	(13.9)
Total net sales	$2,168.1	$2,102.8	$2,380.2	3.1%	(8.9)%

CommScope Holding Company, Inc.
Segment Information
(Unaudited -- In millions)

Sales by Segment (1)

				% Change	% Change
	Q3 2020	Q2 2020	Q3 2019	Sequential	YOY
Broadband	$820.9	$671.9	$694.8	22.2%	18.1%
Home	563.6	624.0	826.4	(9.7)	(31.8)
Outdoor Wireless	271.8	328.4	334.4	(17.2)	(18.7)
Venue and Campus	511.8	478.5	524.6	7.0	(2.4)
Total net sales	$2,168.1	$2,102.8	$2,380.2	3.1%	(8.9)%

Segment Adjusted EBITDA (1)

				% Change	% Change
	Q3 2020	Q2 2020	Q3 2019	Sequential	YOY
Broadband	$204.2	$130.2	$153.5	56.8%	33.0%
Home	28.5	35.4	59.7	(19.5)	(52.3)
Outdoor Wireless	53.6	76.0	75.3	(29.5)	(28.8)
Venue and Campus	55.6	38.2	81.3	45.5	(31.6)
Total segment adjusted EBITDA	$341.9	$279.8	$369.8	22.2%	(7.5)%

(1) As of January 1, 2020, the Company began reporting in the following four operating segments: Broadband Networks, Home Networks, Outdoor Wireless Networks and Venue and Campus Networks. All prior period amounts have been restated to reflect these operating segment changes.

Components may not sum to total due to rounding
See Description of Non-GAAP Financial Measures

CommScope Holding Company, Inc.
Reconciliation of GAAP to Segment Adjusted EBITDA
(Unaudited -- In millions)

Third Quarter 2020 Segment Adjusted EBITDA Reconciliation (1)
	Broadband	Home	Outdoor Wireless	Venue and Campus	Total
Operating income (loss), as reported	$76.7	$(3.7)	$26.0	$(43.2)	$55.8
Amortization of purchased intangible assets	81.2	26.0	11.4	39.6	158.1
Restructuring costs, net	11.7	3.8	5.9	18.9	40.3
Equity-based compensation	13.1	6.5	4.0	10.3	34.0
Transaction and integration costs	1.7	0.9	0.9	1.3	4.8
Acquisition accounting adjustments	2.8	0.5	—	1.7	5.1
Patent claims and litigation	—	(15.1)	—	13.7	(1.4)
Executive severance	2.2	1.2	1.2	1.7	6.3
Depreciation	14.8	8.3	4.1	11.7	38.9
Segment adjusted EBITDA	$204.2	$28.5	$53.6	$55.6	$341.9
Segment adjusted EBITDA % of sales	24.9%	5.1%	19.7%	10.9%	15.8%

Second Quarter 2020 Segment Adjusted EBITDA Reconciliation (1)
	Broadband	Home	Outdoor Wireless	Venue and Campus	Total
Operating income (loss), as reported	$8.9	$(222.9)	$51.4	$(32.2)	$(194.8)
Amortization of purchased intangible assets	76.8	26.0	11.4	43.4	157.5
Restructuring costs, net	8.9	4.9	3.9	1.9	19.6
Equity-based compensation	12.5	6.2	3.8	9.9	32.5
Asset impairments	—	206.7	—	—	206.7
Transaction and integration costs	2.7	1.4	1.4	2.1	7.6
Acquisition accounting adjustments	3.0	0.5	—	1.7	5.2
Patent claims and litigation	3.0	4.5	—	—	7.5
Depreciation	14.5	8.0	4.0	11.4	37.9
Segment adjusted EBITDA	$130.2	$35.4	$76.0	$38.2	$279.8
Segment adjusted EBITDA % of sales	19.4%	5.7%	23.1%	8.0%	13.3%

Third Quarter 2019 Segment Adjusted EBITDA Reconciliation (1)
	Broadband	Home	Outdoor Wireless	Venue and Campus	Total
Operating income (loss), as reported	$(13.0)	$3.8	$(2.2)	$(39.4)	$(50.8)
Amortization of purchased intangible assets	72.0	33.7	12.2	45.8	163.9
Restructuring costs, net	5.6	6.8	1.1	5.9	19.5
Equity-based compensation	11.2	4.9	3.5	8.4	28.0
Transaction and integration costs	2.0	(3.5)	1.4	2.2	2.2
Acquisition accounting adjustments	57.7	3.3	—	47.8	108.7
Patent claims and litigation	—	—	55.0	—	55.0
Depreciation	17.7	10.7	4.3	10.6	43.3
Segment adjusted EBITDA	$153.5	$59.7	$75.3	$81.3	$369.8
Segment adjusted EBITDA % of sales	22.1%	7.2%	22.5%	15.5%	15.5%

(1) As of January 1, 2020, the Company began reporting in the following four operating segments: Broadband Networks, Home Networks, Outdoor Wireless Networks and Venue and Campus Networks. All prior period amounts have been restated to reflect these operating segment changes.

Components may not sum to total due to rounding
See Description of Non-GAAP Financial Measures

CommScope Holding Company, Inc.
Adjusted Free Cash Flow
(Unaudited -- In millions)

Adjusted Free Cash Flow

	Q3 2019	Q4 2019	Q1 2020	Q2 2020	Q3 2020
Cash flow from operations	$522.1	$336.0	$(42.7)	$209.1	$172.2
Capital expenditures	(24.3)	(31.8)	(23.9)	(23.8)	(25.8)
Free cash flow	497.8	304.2	(66.6)	185.3	146.4
Transaction and integration costs	10.0	5.5	3.4	9.1	4.8
Restructuring	27.2	12.9	20.1	23.0	24.8
Adjusted Free Cash Flow	$535.0	$322.6	$(43.1)	$217.4	$176.0

See Description of Non-GAAP Financial Measures

CommScope Holding Company, Inc.
Quarterly Adjusted Gross Profit and Adjusted Operating Expense
(Unaudited -- In millions)

GAAP to Non-GAAP Adjusted Gross Profit

	Q3 2019	Q4 2019	Q1 2020	Q2 2020	Q3 2020
Gross profit, as reported	$609.9	$736.2	$641.2	$656.1	$735.5
Equity-based compensation	3.7	5.8	3.8	5.2	5.5
Acquisition accounting adjustments	108.7	(8.6)	5.5	5.2	5.1
Patent claims and litigation	55.0	—	5.3	7.5	(1.4)
Adjusted gross profit	$777.3	$733.4	$655.8	$674.0	$744.7
Adjusted gross profit as % of sales	32.7%	31.9%	32.3%	32.1%	34.3%

GAAP to Non-GAAP Adjusted Operating Expense

	Q3 2019	Q4 2019	Q1 2020	Q2 2020	Q3 2020
Selling, general and administrative, as reported	$305.8	$305.1	$311.1	$290.9	$296.7
Research and development, as reported	171.5	179.1	180.4	176.1	184.6
Operating expenses	$477.3	$484.2	$491.5	$467.0	$481.3
Equity-based compensation	24.3	26.2	19.7	27.3	28.5
Transaction and integration costs	2.2	5.3	5.4	7.6	4.8
Executive severance	—	—	—	—	6.3
Adjusted operating expense	$450.8	$452.7	$466.4	$432.1	$441.7
Adjusted operating expense as % of sales	18.9%	19.7%	22.9%	20.5%	20.4%

Components may not sum to total due to rounding
See Description of Non-GAAP Financial Measures